AMENDMENT TO
SYNNEX CORPORATION
2003 STOCK INCENTIVE PLAN

In accordance with Section 17(b) of the SYNNEX Corporation 2003 Stock Incentive Plan, as restated and amended to date (the “Plan”), the Plan is hereby further amended as follows:
1. Section 4(b)(i) of the Plan is hereby amended and restated in its entirety as follows, effective January 4, 2011:
“(b)(i) Each Outside Director who first joins the Board of Directors after January 4, 2011, and who was not previously an Employee, shall receive a Nonstatutory Option to purchase 10,000 Shares (subject to adjustment under Section 11) and a number of whole Restricted Shares equal to $90,000 divided by the Fair Market Value of a Share as of the grant date. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded. The grant date for Options and Restricted Shares granted pursuant to this Section 4(b)(i) shall be the first business day after the election of the Outside Director to the Board of Directors; provided if the first business day after his or her election falls within a trading blackout period, then the grant date for Options or Restricted Shares shall be upon the expiration of the third trading day after the trading black-out period ends.”
2. Section 4(b)(ii) of the Plan is hereby amended and restated in its entirety as follows, effective January 4, 2011:
“(b)(ii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders after such Outside Director’s appointment or election to the Board of Directors, commencing with the first annual meeting occurring after January 4, 2011, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive a number of whole Restricted Shares equal to $90,000 divided by the Fair Market Value of a Share as of such grant date, provided the Outside Director has served on the Board of Directors for at least six months; provided, further, if the first business day following the conclusion of the regular annual meeting of the Company’s stockholders after such Outside Director’s appointment or election to the Board of Directors falls within a trading black-out period, then the grant date for Restricted Shares granted pursuant to this Section 4(b)(ii) shall be upon the expiration of the third trading day after the trading black-out period ends. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded.”
To record the amendment of the Plan, SYNNEX Corporation has executed this document this 4th day of January, 2011.

SYNNEX CORPORATION
By:     /s/ Simon Y. Leung
Name: Simon Y. Leung
Title: Senior Vice President, General Counsel and Corporate Secretary